EXHIBIT 99.1
Press Release

FOR IMMEDIATE RELEASE

For further information:
Kristyn Farahmand	Steve Iaco
214.863.3145	212.984.6535
Kristyn.Farahmand@cbre.com	Steven.Iaco@cbre.com

CBRE GROUP, INC. REPORTS FINANCIAL RESULTS FOR FIRST-QUARTER 2022
•Net Income Up 47% and GAAP EPS Up 48% to $1.16
•Core Adjusted Net Income Up 71% and Core EPS Up 72% to $1.39
Dallas, TX – May 5, 2022 — CBRE Group, Inc. (NYSE:CBRE) today reported financial results for the first quarter ended March 31, 2022.

“The year has started out strong for CBRE with excellent momentum across all three business segments. We continue to execute a strategy to diversify our business – both organically and through investment – broadly across asset types, lines of business, clients and geographies. Our performance for the quarter drives home how effectively this strategy is working,” said Bob Sulentic, CBRE’s president and chief executive officer. “We generate significant cash that is being strategically deployed into growth areas of our business. Notably, Turner & Townsend continues to perform ahead of our expectations, both financially and operationally, and we are enthusiastic about the added dimensions they bring to CBRE, particularly in infrastructure, natural resources and sustainability services. At the same time that we are investing in our business, we are returning cash to shareholders at an elevated clip, with share repurchases totaling $627 million thus far this year.”

CBRE Press Release
May 5, 2022

Consolidated Financial Results Overview
The following table presents highlights of CBRE performance (dollars in millions, except per share data):

			% Change
	Q1 2022	Q1 2021	USD	LC (1)
Operating Results
Revenue	$7,333	$5,939	23.5%	25.5%
Net revenue (2)	4,376	3,359	30.3%	32.5%
GAAP net income	392	266	47.4%	50.0%
GAAP EPS	$1.16	$0.78	48.4%	51.1%
Core adjusted net income (3)	469	275	70.9%	75.1%
Core EBITDA (4)	732	468	56.5%	59.3%
Core EPS (3)	$1.39	$0.81	72.1%	76.4%

Cash Flow Results
Cash flow used in operations	$(394)	$(193)
Less: Capital expenditures	42	30
Free cash flow (5)	$(436)	$(223)

First-quarter 2022 operating cash flows include the negative impact of approximately $133 million associated with the timing of certain cash tax payments and refunds.
Advisory Services Segment
The following table presents highlights of the Advisory Services segment performance (dollars in millions, totals may not add due to rounding):

			% Change
	Q1 2022	Q1 2021	USD		LC
Revenue	$2,248	$1,708	31.6%		33.9%
Net revenue	2,231	1,689	32.0%		34.4%
Segment operating profit (6)	466	333	40.0%		42.3%
Segment operating profit on revenue margin (7)	20.7%	19.5%	1.2	pts	1.2	pts
Segment operating profit on net revenue margin (7)	20.9%	19.7%	1.2	pts	1.2	pts

Note: all percent changes cited are vs. first-quarter 2021, except where noted.

Property Sales: Global revenue rose 58% (62% local currency) and was 44% above the pre-pandemic first-quarter peak (Q1 2020).
•United States revenue rose 65% and was 39% above its pre-pandemic first-quarter peak (Q1 2020).

CBRE Press Release
May 5, 2022

•Strong growth around the world: Pacific, up 91% (104% local currency); North Asia, up 83% (97% local currency); Continental Europe, up 50% (61% local currency) and the United Kingdom, up 30% (34% local currency).
•CBRE’s share of U.S. investment sales activity increased by 230 basis points versus last year’s first quarter, according to Real Capital Analytics, driven by sizeable gains in retail and office.
•Global office sales continued to rebound sharply and surpassed the prior first-quarter peak (Q1 2019).
•Multifamily and industrial maintained strong momentum while retail recovery continued.

Property Leasing: Global revenue rose 49% (50% local currency) and was 20% above the pre-pandemic first-quarter peak (Q1 2019).
•United States leasing revenue climbed 57% and was 15% above its pre-pandemic first-quarter peak (Q1 2019).
•United Kingdom leasing revenue rose 26% (29% local currency) and was 39% above its pre-pandemic first-quarter peak (Q1 2020).
•Continental Europe, paced by France and Germany, was up 39% (49% local currency) and 19% above its pre-pandemic first-quarter peak (Q1 2019).
•Office revenue rose most significantly compared with the Covid-suppressed level a year ago but remained modestly below the pre-pandemic first-quarter peak (Q1 2019). However, office leasing in EMEA and APAC both surpassed their prior first-quarter peak levels.
•Industrial and retail continued to grow meaningfully.

Commercial mortgage origination: Revenue rose 4% (same local currency).
•Revenue growth was constrained by lower gains on mortgage origination servicing rights from loans sourced for the Government Sponsored Enterprises (GSEs). The GSEs accounted for a greater portion of market-wide lending in last year’s first quarter.
•Aside from the lower gains on GSE servicing rights, mortgage origination revenue rose 22%, reflecting markedly higher activity with debt funds, insurance companies and other private capital sources.

Other Advisory Business Lines:
•Loan servicing revenue rose 8% (same local currency).
◦Portfolio increased 3% from fourth-quarter 2021 to nearly $340 billion.
•Valuation revenue rose 14% (17% local currency), driven by a continued strong increase in the United States and India.
•Property management net revenue rose 7% (10% local currency) with notable growth in Continental Europe.

CBRE Press Release
May 5, 2022

Global Workplace Solutions (GWS) Segment
The following table presents highlights of the GWS segment performance (dollars in millions, totals may not add due to rounding):

			% Change
	Q1 2022	Q1 2021	USD		LC
Revenue	$4,806	$4,026	19.4%		21.2%
Net revenue	1,866	1,465	27.4%		29.4%
Segment operating profit	203	152	33.2%		36.0%
Segment operating profit on revenue margin	4.2%	3.8%	0.4	pts	0.5	pts
Segment operating profit on net revenue margin	10.9%	10.4%	0.5	pts	0.5	pts

Note: all percent changes cited are vs. first-quarter 2021, except where noted.

Excluding $312.1 million of revenue from Turner & Townsend (60% interest acquired on November 1, 2021), GWS revenue rose 12% (13% local currency). Net revenue increased 9% (10% local currency), excluding $276.9 million from Turner & Townsend.
•Project management net revenue rose 13% (15% local currency), excluding Turner & Townsend contributions.
•Facilities management, which is largely contractual, saw 7% (9% local currency) net revenue growth.
•The new business revenue pipeline is at a record level, with a diversified mix of financial services, defense, automotive, retail and logistics prospects.
•GWS segment operating profit increased by more than $50 million, or 33% (36% local currency), to approximately $203 million. Turner & Townsend contributed nearly $41 million.

CBRE Press Release
May 5, 2022

Real Estate Investments (REI) Segment
The following table presents highlights of the REI segment performance (dollars in millions):

			% Change
	Q1 2022	Q1 2021	USD	LC
Revenue	$284	$211	34.4%	37.6%
Segment operating profit	167	63	164.9%	167.2%

Note: all percent changes cited are vs. first-quarter 2021, except where noted.

Real Estate Development: Operating profit (8) surged by nearly $97 million to almost $107 million, driven by the strong pace of co-investment asset monetization.

•The in-process portfolio ended the quarter at $19.8 billion, a record level, and up nearly $1.4 billion from year-end 2021.
•The development pipeline increased $0.8 billion from year-end to $10.1 billion, also a record level.
•Industrial and multifamily assets comprise three quarters of the combined in-process portfolio and pipeline. More than 50% of in-process activity is fee development and build-to-suits.

Investment Management: Revenue rose 14% (17% local currency) to nearly $151 million, driven by higher asset valuations.
•Asset management fees rose 19% (23% local currency).
•As expected, operating profit(8) was down 13% (10% local currency) from the first quarter of 2021, which benefited from a one-time accounting adjustment. Absent the one-time adjustment, operating profit rose 33%.
•AUM increased by $4.9 billion ($6.9 billion local currency) from year-end 2021 to $146.8 billion, a record high.
•Increase driven by strong net capital inflows and higher asset valuations, partly offset by unfavorable foreign currency movement.
•More than 80% of the AUM invested in assets other than office.
Corporate and Other Segment

The Corporate and Other segment produced a loss of $239.7 million.
•There was a net loss of $136.4 million due to fair value adjustments on our strategic non-core non-controlling investment portfolio, primarily reflecting a $117.0 million adjustment on our total investment interests in Altus Power, driven by a decrease in its publicly traded share and warrant prices and alignment-share conversion loss during the quarter.
•Corporate overhead expenses increased by roughly $23.3 million, driven by increases in general compensation and related benefits and incentive compensation.

CBRE Press Release
May 5, 2022

Capital Allocation Overview
•Free Cash Flow – During the first quarter of 2022, the company’s free cash outflow was $435.6 million. This reflected cash used in operating activities of $393.5 million, less total capital expenditures of $42.1 million. Net capital expenditures totaled $39.9 million. (9)
•Stock Repurchase Program – The company repurchased approximately 4.2 million shares for $390.8 million ($93.54 average price per share) during the first quarter of 2022. As of May 3, 2022, repurchases for the year totaled approximately 6.9 million shares for $627.4 million ($90.72 average purchase price). There was approximately $1.35 billion of capacity remaining under the company’s authorized stock repurchase program as of May 3, 2022.
•Acquisitions and Investments – During the first quarter of 2022, we completed three in-fill acquisitions for a total of $25.9 million in cash and deferred consideration: a leading project management firm in Spain and Portugal, and retail advisory and regional property agencies in the United Kingdom.
Leverage and Financing Overview
•Leverage – The company’s net leverage ratio (net debt(10) – to trailing twelve-month adjusted EBITDA) was 0.08x as of March 31, 2022, which is substantially below the company's primary debt covenant of 4.25x. The net leverage ratio is computed as follows (dollars in millions):

As of
March 31, 2022
Total debt	$1,767
Less: Cash (11)	1,518
Net debt (10)	$249

Divided by: Trailing twelve month consolidated adjusted EBITDA (12)	$3,176

Net leverage ratio	0.08x

•Liquidity – As of March 31, 2022, the company had approximately $4.6 billion of total liquidity, consisting of approximately $1.5 billion in cash, plus the ability to borrow an aggregate of approximately $3.1 billion under its revolving credit facilities, net of any outstanding letters of credit.

CBRE Press Release
May 5, 2022

Conference Call Details
The company’s first quarter earnings webcast and conference call will be held today, Thursday, May 5, 2022 at 8:30 a.m. Eastern Time. Investors are encouraged to access the webcast via this link or they can click this link beginning at 8:15 a.m. Eastern Time for automated access to the conference call.
Alternatively, investors may dial into the conference call using these operator-assisted phone numbers: 877.407.8037 (U.S.) or 201.689.8037 (International). A replay of the call will be available starting at 1:00 p.m. Eastern Time on May 5, 2022. The replay is accessible by dialing 877.660.6853 (U.S.) or 201.612.7415 (International) and using the access code: 13728580#. A transcript of the call will be available on the company's Investor Relations website at https://ir.cbre.com.
About CBRE Group, Inc.
CBRE Group, Inc. (NYSE:CBRE), a Fortune 500 and S&P 500 company headquartered in Dallas, is the world’s largest commercial real estate services and investment firm (based on 2021 revenue). The company has more than 105,000 employees (excluding Turner & Townsend employees) serving clients in more than 100 countries. CBRE serves a diverse range of clients with an integrated suite of services, including facilities, transaction and project management; property management; investment management; appraisal and valuation; property leasing; strategic consulting; property sales; mortgage services and development services. Please visit our website at www.cbre.com. We routinely post important information on our website, including corporate and investor presentations and financial information. We intend to use our website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Such disclosures will be included in the Investor Relations section of our website at https://ir.cbre.com. Accordingly, investors should monitor such portion of our website, in addition to following our press releases, Securities and Exchange Commission filings and public conference calls and webcasts.
Safe Harbor and Footnotes
This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the company’s future growth momentum, operations, business outlook, capital deployment and financial performance, including consolidated earnings. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the company’s actual results and performance in future periods to be materially different from any future results or performance suggested in forward-looking statements in this press release. Any forward-looking statements speak only as of the date of this press release and, except to the extent required by applicable securities laws, the company expressly disclaims any obligation to update or revise any of them to reflect actual results, any changes in expectations or any change in events. If the company does update one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those or other forward-looking statements. Factors that could cause results to differ materially include, but are not limited to: disruptions in general economic, political and regulatory conditions and significant public health events or the outbreak of war, particularly in geographies or industry sectors where our business may be concentrated; volatility or adverse developments in the securities, capital or credit markets, interest rate increases and conditions affecting the value of real estate assets, inside and outside the United States; poor performance of real estate investments or other conditions that negatively impact clients’ willingness to make real estate or long-term contractual commitments and the cost and availability of capital for investment in real estate; foreign currency fluctuations and changes in currency restrictions, trade sanctions and import/export and transfer pricing rules; disruptions to business, market and operational conditions related to the Covid-19 pandemic and the impact of government rules and regulations intended to mitigate the effects of this pandemic, including, without limitation, rules and regulations that impact us as a loan originator and servicer for U.S. Government Sponsored Enterprises (GSEs); our ability to compete globally, or in specific geographic markets or business segments that are material to us; our ability to identify, acquire and integrate accretive businesses; costs and potential future capital requirements relating to businesses we may acquire; integration challenges arising out of companies we may acquire; increases in unemployment and general slowdowns in commercial activity; trends in pricing

CBRE Press Release
May 5, 2022

and risk assumption for commercial real estate services; the effect of significant changes in capitalization rates across different property types; a reduction by companies in their reliance on outsourcing for their commercial real estate needs, which would affect our revenues and operating performance; client actions to restrain project spending and reduce outsourced staffing levels; our ability to further diversify our revenue model to offset cyclical economic trends in the commercial real estate industry; our ability to attract new user and investor clients; our ability to retain major clients and renew related contracts; our ability to leverage our global services platform to maximize and sustain long-term cash flow; our ability to continue investing in our platform and client service offerings; our ability to maintain expense discipline; the emergence of disruptive business models and technologies; negative publicity or harm to our brand and reputation; the failure by third parties to comply with service level agreements or regulatory or legal requirements; the ability of our investment management business to maintain and grow assets under management and achieve desired investment returns for our investors, and any potential related litigation, liabilities or reputational harm possible if we fail to do so; our ability to manage fluctuations in net earnings and cash flow, which could result from poor performance in our investment programs, including our participation as a principal in real estate investments; the ability of our indirect subsidiary, CBRE Capital Markets, Inc., to periodically amend, or replace, on satisfactory terms, the agreements for its warehouse lines of credit; declines in lending activity of U.S. GSEs, regulatory oversight of such activity and our mortgage servicing revenue from the commercial real estate mortgage market; changes in U.S. and international law and regulatory environments (including relating to anti-corruption, anti-money laundering, trade sanctions, tariffs, currency controls and other trade control laws), particularly in Asia, Africa, Russia, Eastern Europe and the Middle East, due to certain conflicts and the level of political instability in those regions; litigation and its financial and reputational risks to us; our exposure to liabilities in connection with real estate advisory and property management activities and our ability to procure sufficient insurance coverage on acceptable terms; our ability to retain, attract and incentivize key personnel; our ability to manage organizational challenges associated with our size; liabilities under guarantees, or for construction defects, that we incur in our development services business; variations in historically customary seasonal patterns that cause our business not to perform as expected; our leverage under our debt instruments as well as the limited restrictions therein on our ability to incur additional debt, and the potential increased borrowing costs to us from a credit-ratings downgrade; our and our employees’ ability to execute on, and adapt to, information technology strategies and trends; cybersecurity threats or other threats to our information technology networks, including the potential misappropriation of assets or sensitive information, corruption of data or operational disruption; our ability to comply with laws and regulations related to our global operations, including real estate licensure, tax, labor and employment laws and regulations, as well as data privacy and protection regulations, and the anti-corruption laws and trade sanctions of the U.S. and other countries; changes in applicable tax or accounting requirements; any inability for us to implement and maintain effective internal controls over financial reporting; the effect of implementation of new accounting rules and standards or the impairment of our goodwill and intangible assets; and the performance of our equity investments in companies that we do not control.
Additional information concerning factors that may influence the company’s financial information is discussed under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Quantitative and Qualitative Disclosures About Market Risk” and “Cautionary Note on Forward-Looking Statements” in our Annual Report on Form 10-K for the year ended December 31, 2021, our latest quarterly report on Form 10-Q, as well as in the company’s press releases and other periodic filings with the Securities and Exchange Commission (SEC). Such filings are available publicly and may be obtained on the company’s website at www.cbre.com or upon written request from CBRE’s Investor Relations Department at investorrelations@cbre.com.
The terms “net revenue,” “core adjusted net income,” “core EPS,” “consolidated adjusted EBITDA,” “business line operating profit,” “segment operating profit on revenue margin,” “segment operating profit on net revenue margin,” “core EBITDA,” and “free cash flow,” all of which CBRE uses in this press release, are non-GAAP financial measures under SEC guidelines, and you should refer to the footnotes below as well as the “Non-GAAP Financial Measures” section in this press release for a further explanation of these measures. We have also included in that section reconciliations of these measures in specific periods to their most directly comparable financial measure calculated and presented in accordance with GAAP for those periods.

CBRE Press Release
May 5, 2022

Totals may not sum in tables in millions included in this release due to rounding.
(1)Local currency percentage change is calculated by comparing current-period results at prior-period exchange rates versus prior-period results.
(2)Net revenue is gross revenue less costs largely associated with subcontracted vendor work performed for clients. These costs are reimbursable by clients and generally have no margin.
(3)Core adjusted net income and core earnings per diluted share (or core EPS) exclude the effect of select items from GAAP net income and GAAP earnings per diluted share as well as adjust the provision for income taxes and impact on non-controlling interest for such charges. Adjustments during the periods presented included non-cash depreciation and amortization expense related to certain assets attributable to acquisitions, certain carried interest incentive compensation expense (reversal) to align with the timing of associated revenue, the impact of fair value adjustments to real estate assets acquired in the Telford acquisition (purchase accounting) that were sold in the period, costs incurred related to legal entity restructuring, integration and other costs related to acquisitions, and asset impairments. It also removes the fair value changes and related tax impact of certain strategic non-core non-controlling equity investments that are not directly related to our business segments (including venture capital “VC” related investments). Note: Core adjusted EPS has been renamed core EPS for simplicity.
(4)Core EBITDA has been added to highlight operational performance excluding the impact of non-core investments. Core EBITDA removes from consolidated adjusted EBITDA the fair value changes, on a pre-tax basis, of certain strategic non-core non-controlling equity investments that are not directly related to our business segments (including venture capital “VC” related investments).
(5)Free cash flow is calculated as cash flow from operations, less capital expenditures (reflected in the investing section of the consolidated statement of cash flows).
(6)Segment operating profit is the measure reported to the chief operating decision maker (CODM) for purposes of making decisions about allocating resources to each segment and assessing performance of each segment. Segment operating profit represents earnings, inclusive of non-controlling interest, before net interest expense, write-off of financing costs on extinguished debt, income taxes, depreciation and amortization and asset impairments, as well as adjustments related to the following: certain carried interest incentive compensation expense (reversal) to align with the timing of associated revenue, fair value adjustments to real estate assets acquired in the Telford acquisition (purchase accounting) that were sold in the period, costs incurred related to legal entity restructuring, and integration and other costs related to acquisitions. The above definition was changed in the fourth quarter of 2021 to include non-controlling interest given the acquisition of Turner & Townsend. Prior period results have been recast to conform to this definition.
(7)Segment operating profit on revenue and net revenue margins represent segment operating profit divided by revenue and net revenue, respectively.
(8)Represents line of business profitability/losses, as adjusted.
(9)For the three months ended March 31, 2022, the company incurred capital expenditures of $42.1 million (reflected in the investing section of the condensed consolidated statement of cash flows) and received tenant concessions from landlords of $2.1 million (reflected in the operating section of the condensed consolidated statement of cash flows).
(10)Net debt is calculated as cash available for company use less total debt (excluding non-recourse debt).
(11)Cash represents cash and cash equivalents (excluding restricted cash) and excludes $139.3 million of cash in consolidated funds and other entities not available for company use at March 31, 2022.
(12)Consolidated adjusted EBITDA represents earnings, inclusive of non-controlling interest, before net interest expense, write-off of financing costs on extinguished debt, income taxes, depreciation and amortization, asset impairments, adjustments related to certain carried interest incentive compensation expense (reversal) to align with the timing of associated revenue, fair value adjustments to real estate assets acquired in the acquisition of Telford Homes plc in 2019 (the Telford acquisition) (purchase accounting) that were sold in the period, costs incurred related to legal entity restructuring, and integration and other costs related to acquisitions. The above definition was changed in the fourth quarter of 2021 to include non-controlling interest given the acquisition of Turner & Townsend. Prior period results have been recast to conform to this definition.

CBRE Press Release
May 5, 2022

CBRE GROUP, INC.
OPERATING RESULTS
FOR THREE MONTHS ENDED MARCH 31, 2022 AND 2021
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended March 31,
	2022	2021
Revenue:
Net revenue	$4,376,029	$3,358,983
Pass through costs also recognized as revenue	2,956,904	2,579,896
Total revenue	7,332,933	5,938,879

Costs and expenses:
Cost of revenue	5,752,194	4,719,546
Operating, administrative and other	1,065,996	828,327
Depreciation and amortization	149,032	122,078
Asset impairments	10,351	—
Total costs and expenses	6,977,573	5,669,951

Gain on disposition of real estate	21,592	156

Operating income	376,952	269,084

Equity income from unconsolidated subsidiaries	42,871	83,594
Other (loss) income	(14,464)	2,732
Interest expense, net of interest income	12,826	10,106
Income before (benefit from) provision for income taxes	392,533	345,304
(Benefit from) provision for income taxes	(3,738)	76,327
Net income	396,271	268,977
Less: Net income attributable to non-controlling interests	3,974	2,775
Net income attributable to CBRE Group, Inc.	$392,297	$266,202

Basic income per share:
Net income per share attributable to CBRE Group, Inc.	$1.18	$0.79
Weighted average shares outstanding for basic income per share	331,925,104	335,860,494

Diluted income per share:
Net income per share attributable to CBRE Group, Inc.	$1.16	$0.78
Weighted average shares outstanding for diluted income per share	337,140,325	339,580,504

Consolidated adjusted EBITDA (1)	$595,699	$493,919
_______________
(1)In conjunction with the acquisition of 60% interest in Turner & Townsend in the fourth quarter of 2021, we modified our definition of Consolidated adjusted EBITDA and Segment Operating Profit (SOP) to be inclusive of net income attributable to non-controlling interests. Prior period results have been recast to conform to this definition.

CBRE Press Release
May 5, 2022

CBRE GROUP, INC.
SEGMENT RESULTS
FOR THE THREE MONTHS ENDED MARCH 31, 2022
(in thousands, totals may not add due to rounding)
(Unaudited)

	Three Months Ended March 31, 2022

	Advisory Services	Global Workplace Solutions	Real Estate Investments	Subtotal	Corporate (1)	Other	Total Corporate, Other and Eliminations Subtotal	Consolidated
Revenue:
Net revenue	$2,230,670	$1,866,490	$283,757	$4,380,917	$(4,888)	$—	$(4,888)	$4,376,029
Pass through costs also recognized as revenue	17,778	2,939,126	—	2,956,904	—	—	—	2,956,904
Total revenue	2,248,448	4,805,616	283,757	7,337,821	(4,888)	—	(4,888)	7,332,933

Costs and expenses:
Cost of revenue	1,312,291	4,373,967	70,053	5,756,311	(4,114)	(3)	(4,117)	5,752,194
Operating, administrative and other	480,255	239,386	246,752	966,393	97,363	2,240	99,603	1,065,996
Depreciation and amortization	74,887	61,969	3,856	140,712	8,320	—	8,320	149,032
Asset impairments	10,351	—	—	10,351	—	—	—	10,351
Total costs and expenses	1,877,784	4,675,322	320,661	6,873,767	101,569	2,237	103,806	6,977,573

Gain on disposition of real estate	—	—	21,592	21,592	—	—	—	21,592

Operating income (loss)	370,664	130,294	(15,312)	485,646	(106,457)	(2,237)	(108,694)	376,952

Equity income (loss) from unconsolidated subsidiaries	9,756	863	157,440	168,059	—	(125,188)	(125,188)	42,871
Other (loss) income	(4)	1,489	(92)	1,393	(6,918)	(8,939)	(15,857)	(14,464)
Add-back: Depreciation and amortization	74,887	61,969	3,856	140,712	8,320	—	8,320	149,032
Add-back: Asset impairments	10,351	—	—	10,351	—	—	—	10,351
Adjustments:
Integration and other costs related to acquisitions	—	8,121	—	8,121	—	—	—	8,121
Carried interest incentive compensation expense to align with the timing of associated revenue	—	—	22,856	22,856	—	—	—	22,856
Impact of fair value adjustments to real estate assets acquired in the Telford acquisition (purchase accounting) that were sold in period	—	—	(1,696)	(1,696)	—	—	—	(1,696)
Costs incurred related to legal entity restructuring	—	—	—	—	1,676	—	1,676	1,676
Segment operating profit (loss)	$465,654	$202,736	$167,052	$835,442	$(103,379)	$(136,364)	$(239,743)

Segment operating profit attributable to non-controlling interests	$970	$16,854	$674	$18,498	$—	$—	$—
Segment operating profit (loss) attributable to CBRE Group, Inc.	$464,684	$185,882	$166,378	$816,944	$(103,379)	$(136,364)	$(239,743)
Consolidated adjusted EBITDA								$595,699

_______________
(1)Includes elimination of inter-segment revenue.

CBRE Press Release
May 5, 2022

CBRE GROUP, INC.
SEGMENT RESULTS—(CONTINUED)
FOR THE THREE MONTHS ENDED MARCH 31, 2021
(in thousands, totals may not add due to rounding)
(Unaudited)

	Three Months Ended March 31, 2021

	Advisory Services	Global Workplace Solutions	Real Estate Investments	Subtotal	Corporate (1)	Other	Total Corporate, Other and Eliminations Subtotal	Consolidated
Revenue:
Net revenue	$1,689,393	$1,464,606	$211,129	$3,365,128	$(6,145)	$—	$(6,145)	$3,358,983
Pass through costs also recognized as revenue	18,619	2,561,277	—	2,579,896	—	—	—	2,579,896
Total revenue	1,708,012	4,025,883	211,129	5,945,024	(6,145)	—	(6,145)	5,938,879

Costs and expenses:
Cost of revenue	987,577	3,697,773	40,990	4,726,340	(6,794)	—	(6,794)	4,719,546
Operating, administrative and other	388,607	176,011	180,980	745,598	82,729	—	82,729	828,327
Depreciation and amortization	69,754	34,459	10,430	114,643	7,435	—	7,435	122,078
Total costs and expenses	1,445,938	3,908,243	232,400	5,586,581	83,370	—	83,370	5,669,951

Gain on disposition of real estate	—	—	156	156	—	—	—	156

Operating income (loss)	262,074	117,640	(21,115)	358,599	(89,515)	—	(89,515)	269,084

Equity income (loss) from unconsolidated subsidiaries	750	(182)	56,894	57,462	—	26,132	26,132	83,594
Other income	1	266	427	694	2,038	—	2,038	2,732
Add-back: Depreciation and amortization	69,754	34,459	10,430	114,643	7,435	—	7,435	122,078
Adjustments:
Impact of fair value adjustments to real estate assets acquired in the Telford acquisition (purchase accounting) that were sold in period	—	—	1,099	1,099	—	—	—	1,099
Carried interest incentive compensation expense to align with the timing of associated revenue	—	—	15,332	15,332	—	—	—	15,332
Segment operating profit (loss) (2)	$332,579	$152,183	$63,067	$547,829	$(80,042)	$26,132	$(53,910)

Segment operating profit attributable to non-controlling interests (2)	$279	$6	$2,736	$3,021	$—	$—	$—
Segment operating profit (loss) attributable to CBRE Group, Inc.	$332,300	$152,177	$60,331	$544,808	$(80,042)	$26,132	$(53,910)
Consolidated adjusted EBITDA (2)								$493,919
_______________
(1)Includes elimination of inter-segment revenue.
(2)In conjunction with the acquisition of 60% interest in Turner & Townsend in the fourth quarter of 2021, we modified our definition of adjusted EBITDA and SOP to be inclusive of net income attributable to non-controlling interests and have recast prior periods to conform to this definition.

CBRE Press Release
May 5, 2022

CBRE GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(Unaudited)

	March 31, 2022	December 31, 2021
Assets:
Cash and cash equivalents (1)	$1,657,336	$2,430,951
Restricted cash	135,293	108,830
Receivables, net	5,073,224	5,150,473
Warehouse receivables (2)	1,194,800	1,303,717
Contract assets	486,388	474,375
Income taxes receivable	81,665	77,254
Property and equipment, net	792,735	816,092
Operating lease assets	1,030,391	1,046,377
Goodwill and other intangibles, net	7,315,630	7,404,602
Investments in unconsolidated subsidiaries	1,124,339	1,196,088
Other assets, net	2,251,351	2,064,732

Total assets	$21,143,152	$22,073,491

Liabilities:
Current liabilities, excluding debt and operating lease liabilities	$6,156,163	$6,876,327
Warehouse lines of credit (which fund loans that U.S. Government Sponsored Enterprises have committed to purchase) (2)	1,172,125	1,277,451
Revolving credit facility	210,000	—
Senior term loans, net	442,093	454,539
4.875% senior notes, net	595,705	595,463
2.500% senior notes, net	488,414	488,121
Other debt	30,826	32,668
Operating lease liabilities	1,325,542	1,348,985
Other long-term liabilities	1,439,459	1,640,820

Total liabilities	11,860,327	12,714,374

Equity:
CBRE Group, Inc. stockholders' equity	8,469,971	8,528,193
Non-controlling interests	812,854	830,924

Total equity	9,282,825	9,359,117

Total liabilities and equity	$21,143,152	$22,073,491

_______________
(1)Includes $139.3 million and $125.2 million of cash in consolidated funds and other entities not available for company use as of March 31, 2022 and December 31, 2021, respectively.
(2)Represents loan receivables, the majority of which are offset by borrowings under related warehouse line of credit facilities.

CBRE Press Release
May 5, 2022

CBRE GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)

	Three Months Ended March 31,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$396,271	$268,977
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	149,032	122,078
Amortization of financing costs	1,663	1,609
Gains related to mortgage servicing rights, premiums on loan sales and sales of other assets	(28,422)	(72,045)
Asset impairments	10,351	—
Net realized and unrealized losses (gains), primarily from investments	16,690	(2,732)
Provision for doubtful accounts	3,303	731
Net compensation expense for equity awards	36,863	35,786
Equity income from unconsolidated subsidiaries	(42,871)	(83,594)
Distribution of earnings from unconsolidated subsidiaries	146,743	32,986
Proceeds from sale of mortgage loans	3,336,084	4,643,685
Origination of mortgage loans	(3,221,312)	(3,909,261)
Decrease in warehouse lines of credit	(105,326)	(708,491)
Tenant concessions received	2,114	1,578
Purchase of equity securities	(8,902)	(2,398)
Proceeds from sale of equity securities	20,750	3,017
Increase in real estate under development	(41,358)	(15,901)
(Increase) decrease in receivables, prepaid expenses and other assets (including contract and lease assets) (1)	(156,061)	161,221
Decrease in accounts payable and accrued expenses and other liabilities (including contract and lease liabilities)	(108,355)	(245,522)
Decrease in compensation and employee benefits payable and accrued bonus and profit sharing	(725,216)	(469,213)
Decrease in net income taxes receivable/payable	17,722	41,660
Other operating activities, net	(93,270)	2,381
Net cash used in operating activities	(393,507)	(193,448)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(42,056)	(29,597)
Acquisition of businesses, including net assets acquired and goodwill, net of cash acquired	(16,792)	(2,726)
Contributions to unconsolidated subsidiaries	(44,387)	(168,392)
Distributions from unconsolidated subsidiaries	12,101	6,795
Other investing activities, net	(4,487)	16
Net cash used in investing activities	(95,621)	(193,904)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from revolving credit facility	210,000	—
Proceeds from notes payable on real estate	19,368	23,737
Repayment of notes payable on real estate	(13,954)	—
Proceeds from issuance of 2.500% senior notes	—	492,255
Repurchase of common stock	(367,863)	(61,108)
Acquisition of businesses (cash paid for acquisitions more than three months after purchase date)	(13,556)	(512)
Units repurchased for payment of taxes on equity awards	(31,395)	(34,883)
Non-controlling interest contributions	210	72
Non-controlling interest distributions	(213)	(2,652)
Other financing activities, net	(11,606)	(14,943)
Net cash (used in) provided by financing activities	(209,009)	401,966
Effect of currency exchange rate changes on cash and cash equivalents and restricted cash	(49,015)	(52,154)

NET DECREASE IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	(747,152)	(37,540)
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH, AT BEGINNING OF PERIOD	2,539,781	2,039,247
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH, AT END OF PERIOD	$1,792,629	$2,001,707

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$12,826	$15,080
Income tax payments, net	$88,649	$38,508
_______________
(1)First-quarter 2022 operating cash flows include the negative impact of approximately $133 million associated with the timing of certain cash tax payments and refunds.

CBRE Press Release
May 5, 2022

Non-GAAP Financial Measures
The following measures are considered “non-GAAP financial measures” under SEC guidelines:
(i)Net revenue
(ii)Consolidated adjusted EBITDA
(iii)Business line operating profit/loss
(iv)Segment operating profit on revenue and net revenue margins
(v)Free cash flow
(vi)Net debt
(vii)Core adjusted net income attributable to CBRE Group, Inc. stockholders (which we also refer to as “core adjusted net income”)
(viii)Core EPS
(ix)Core EBITDA
These measures are not recognized measurements under United States generally accepted accounting principles (GAAP). When analyzing our operating performance, investors should use these measures in addition to, and not as an alternative for, their most directly comparable financial measure calculated and presented in accordance with GAAP. Because not all companies use identical calculations, our presentation of these measures may not be comparable to similarly titled measures of other companies.
Our management generally uses these non-GAAP financial measures to evaluate operating performance and for other discretionary purposes. The company believes these measures provide a more complete understanding of ongoing operations, enhance comparability of current results to prior periods and may be useful for investors to analyze our financial performance because they eliminate the impact of selected charges that may obscure trends in the underlying performance of our business. The company further uses certain of these measures, and believes that they are useful to investors, for purposes described below.
With respect to net revenue, net revenue is gross revenue less costs largely associated with subcontracted vendor work performed for clients. We believe that investors may find this measure useful to analyze the company’s overall financial performance because it excludes costs reimbursable by clients that generally have no margin, and as such provides greater visibility into the underlying performance of our business. Prior to 2021, the company utilized fee revenue to analyze the overall financial performance. Fee revenue excluded additional reimbursed costs, primarily related to employees dedicated to clients, some of which included minimal margin.
With respect to consolidated adjusted EBITDA, business line operating profit, and segment operating profit on revenue and net revenue margins, the company believes that investors may find these measures useful in evaluating our operating performance compared to that of other companies in our industry because their calculations generally eliminate the accounting effects of acquisitions, which would include impairment charges of goodwill and intangibles created from acquisitions—and in the case of consolidated adjusted EBITDA, business line operating profit and segment operating profit on revenue and net revenue margins—the effects of financings and income tax and the accounting effects of capital spending. All of these measures may vary for different companies for reasons unrelated to overall operating performance. In the case of consolidated adjusted EBITDA, this measure is not intended to be a measure of free cash flow for our management’s discretionary use because it does not consider cash requirements such as tax and debt service payments. The consolidated adjusted EBITDA measure calculated herein may also differ from the amounts calculated under similarly titled definitions in our credit facilities and debt instruments, which amounts are further adjusted to reflect certain other cash and non-cash charges and are used by us to determine compliance with financial covenants therein and our ability to engage in certain activities, such as incurring additional debt. The

CBRE Press Release
May 5, 2022

company also uses consolidated adjusted EBITDA, segment operating profit and core EPS as significant components when measuring our operating performance under our employee incentive compensation programs.
With respect to free cash flow, the company believes that investors may find this measure useful to analyze the cash flow generated from operations after accounting for cash outflows to support operations and capital expenditures. With respect to net cash, the company believes that investors use this measure when calculating the company’s net leverage ratio.
With respect to core EBITDA, core EPS and core adjusted net income, the company believes that investors may find these measures useful to analyze the underlying performance of operations without the impact of strategic non-core equity investments (Altus Power Inc. and VC investments) that are not directly related to our business segments. These can be volatile and are often non-cash in nature.

CBRE Press Release
May 5, 2022

Core adjusted net income attributable to CBRE Group, Inc. stockholders (or core adjusted net income), and core EPS, are calculated as follows (in thousands, except share and per share data):

	Three Months Ended March 31,
	2022	2021

Net income attributable to CBRE Group, Inc.	$392,297	$266,202

Plus / minus:
Non-cash depreciation and amortization expense related to certain assets attributable to acquisitions	41,048	18,430
Integration and other costs related to acquisitions	8,121	—
Carried interest incentive compensation expense to align with the timing of associated revenue	22,856	15,332
Impact of fair value adjustments to real estate assets acquired in the Telford acquisition (purchase accounting) that were sold in period	(1,696)	1,099
Costs incurred related to legal entity restructuring	1,676	—
Asset impairments (1)	10,351	—
Net fair value adjustments on strategic non-core investments	136,364	(26,132)
Impact of adjustments on non-controlling interest	(9,063)	—
Tax impact of adjusted items, tax benefit attributable to legal entity restructuring, and strategic non-core above	(132,718)	(339)

Core net income attributable to CBRE Group, Inc., as adjusted	$469,236	$274,592

Core diluted income per share attributable to CBRE Group, Inc., as adjusted	$1.39	$0.81

Weighted average shares outstanding for diluted income per share	337,140,325	339,580,504
Consolidated adjusted EBITDA is calculated as follows (in thousands, totals may not add due to rounding):

	Three Months Ended March 31,
	2022	2021

Net income attributable to CBRE Group, Inc.	$392,297	$266,202
Net income attributable to non-controlling interests (2)	3,974	2,775
Net income	396,271	268,977

Add:
Depreciation and amortization	149,032	122,078
Asset impairments (1)	10,351	—
Interest expense, net of interest income	12,826	10,106
(Benefit from) provision for income taxes	(3,738)	76,327
Integration and other costs related to acquisitions	8,121	—
Carried interest incentive compensation expense to align with the timing of associated revenue	22,856	15,332
Impact of fair value adjustments to real estate assets acquired in the Telford acquisition (purchase accounting) that were sold in period	(1,696)	1,099
Costs incurred related to legal entity restructuring	1,676	—
Consolidated adjusted EBITDA	$595,699	$493,919

Adjusted EBITDA attributable to non-controlling interests (2)	$18,500	$2,775
Adjusted EBITDA attributable to CBRE Group, Inc. (2)	$577,199	$491,144
_______________
(1)Represents impairment charges recorded due to the company exiting its Advisory services business in Russia.
(2)In conjunction with the acquisition of 60% interest in Turner & Townsend in the fourth quarter of 2021, we modified our definition of Adjusted EBITDA and to be inclusive of net income attributable to non-controlling interests and have recast prior periods to conform to this definition.

CBRE Press Release
May 5, 2022

Core EBITDA is calculated as follows (in thousands):

	Three Months Ended March 31,
	2022	2021

Consolidated adjusted EBITDA	$595,699	$493,919
Less: net fair value adjustments on strategic non-core investments	$(136,364)	$26,132
Core EBITDA	$732,063	$467,787
Consolidated adjusted EBITDA for the trailing twelve months ended March 31, 2022 is calculated as follows (in thousands):

Trailing Twelve Months Ended March 31, 2022

Net income attributable to CBRE Group, Inc.	$1,962,669
Net income attributable to non-controlling interests	6,540
Net income	1,969,209

Add:
Depreciation and amortization	552,825
Asset impairments	10,351
Interest expense, net of interest income	53,072
Provision for income taxes	487,441
Impact of fair value adjustments to real estate assets acquired in the Telford acquisition (purchase accounting) that were sold in period	(8,520)
Costs incurred related to legal entity restructuring	1,676
Integration and other costs related to acquisitions	52,673
Carried interest incentive compensation expense to align with the timing of associated revenue	57,465

Consolidated adjusted EBITDA	$3,176,192

CBRE Press Release
May 5, 2022

Revenue includes client reimbursed pass-through costs largely associated with employees that are dedicated to client facilities and subcontracted vendor work performed for clients. Reimbursement related to subcontracted vendor work generally has no margin and has been excluded from net revenue. Reconciliations are shown below (dollars in thousands):

	Three Months Ended March 31,
	2022	2021
Property Management Revenue
Revenue	$455,872	$427,188
Less: Pass through costs also recognized as revenue	17,778	18,619
Net revenue	$438,094	$408,569

	Three Months Ended March 31,
	2022	2021
Facilities Management Revenue
Revenue	$3,800,688	$3,479,500
Less: Pass through costs also recognized as revenue	2,558,159	2,323,011
Net revenue	$1,242,529	$1,156,489

	Three Months Ended March 31, 2022
	Project Management (excluding Turner & Townsend)	Turner & Townsend	Total Project Management
Project Management Revenue
Revenue	$692,801	$312,128	$1,004,929
Less: Pass through costs also recognized as revenue	(345,751)	(35,217)	(380,968)
Net revenue	$347,050	$276,911	$623,961

	Three Months Ended March 31, 2021
	Project Management (excluding Turner & Townsend)	Turner & Townsend	Total Project Management
Project Management Revenue
Revenue	$546,382	$—	$546,382
Less: Pass through costs also recognized as revenue	(238,265)	—	(238,265)
Net revenue	$308,117	$—	$308,117
Below represents a reconciliation of REI business line operating profitability to REI segment operating profit (in thousands):

	Three Months Ended March 31,
Real Estate Investments	2022	2021
Investment management operating profit	$61,293	$70,161
Global real estate development operating profit	106,705	9,938
Hana and segment overhead operating loss	(946)	(17,032)
Real estate investments segment operating profit	$167,052	$63,067